As filed with the Securities and Exchange Commission on May 10, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Assertio Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3229046
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 S. Saunders Road, Suite 300

Lake Forest, IL 60045

(Address of Principal Executive Offices)

Assertio Therapeutics, Inc. Amended and Restated 2014 Omnibus Incentive Plan
(Full Title of the Plan)

Arthur J. Higgins

President and Chief Executive Officer

100 S. Saunders Road, Suite 300

Lake Forest, IL 60045
Telephone: (224) 419-7106

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Ryan A. Murr, Esq.

Gibson, Dunn & Crutcher LLP

555 Mission Street, Suite 3000

San Francisco, California 94105

Telephone: (415) 393-8373

Facsimile: (415) 374-8430

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☒

Non-accelerated filer	☐	Smaller reporting company ☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.0001, issuable under the Amended and Restated 2014 Omnibus Incentive Plan	3,650,000	$4.67	(2)	$17,045,500	(2)	$2,065.91

(1)         Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of common stock, par value $0.0001 (the “Common Stock”), which become issuable by reason of any stock split, stock dividend or similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)         Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act based on the average of the high and low prices of the registrant’s Common Stock reported on the Nasdaq Global Market on May 6, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed in accordance with General Instruction E to Form S-8 solely to register the issuance of an aggregate of up to 3,650,000 additional shares of common stock of Assertio Therapeutics, Inc. (the “Company”) available for issuance under the Assertio Therapeutics, Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”). The Company previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) on May 23, 2014 (File No. 333-196263) covering 6,150,000 shares of common stock authorized for issuance under the Plan, on May 26, 2016 (File No. 333-211642) covering 2,400,000 shares of common stock authorized for issuance under the Plan and on May 14, 2018 (File No. 333-224924) covering 3,580,000 shares of common stock authorized for issuance under the Plan as well as post-effective amendments to each of the foregoing Registration Statements on Form S-8 (File Nos. 333-196263, 333-211642 and 333-224924) on August 15, 2018 in connection with the Company’s reincorporation and name change (collectively, the “Prior Registration Statements”).  Except as supplemented by the information set forth herein, the contents of the Prior Registration Statements are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1

Senior Indenture dated as of September 9, 2014 by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to the Company’s Form 8-K filed on September 9, 2014).

4.2

First Supplemental Indenture dated as of September 9, 2014 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, supplementing the Senior Indenture dated as of September 9, 2014 (incorporated by reference to the Company’s Form 8-K filed on September 9, 2014).

4.3

Second Supplemental Indenture dated as of August 14, 2018 between Assertio Therapeutics, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, supplementing the Senior Indenture and First Supplemental Indenture dated as of September 9, 2014 (incorporated by reference to the Company’s Form 8-K filed on August 15, 2018).

4.4	Certificate of Incorporation of Assertio Therapeutics, Inc. (incorporated by reference to the Company’s Form 8-K filed on August 15, 2018).

4.5	Bylaws of Assertio Therapeutics, Inc. (incorporated by reference to the Company’s Form 8-K filed on August 15, 2018).

5.1	Opinion of Gibson, Dunn & Crutcher LLP*

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5.1)*

24.1	Power of Attorney (included as part of signature page)*

99.1	Amended and Restated 2014 Omnibus Incentive Plan (incorporated by reference to the Company's Form 8-K filed on May 8, 2019).

*  Filed herewith

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 10, 2019.

Assertio Therapeutics, Inc.

By:	/s/ Arthur J. Higgins
Arthur J. Higgins
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints each of Arthur J. Higgins and Amar Murugan, his or her attorney-in-fact, with power of substitution, in his or her name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Arthur J. Higgins	President, Chief Executive Officer and Director	May 10, 2019
Arthur J. Higgins	(Principal Executive Officer)

/s/ Daniel A. Pesiert	Chief Financial Officer	May 10, 2019
Daniel A. Pesiert	(Principal Financial and Accounting Officer)

/s/ James P. Fogarty	Chairman of the Board of Directors	May 10, 2019
James P. Fogarty

/s/ Karen A. Dawes	Director	May 10, 2019
Karen A. Dawes

/s/ James J. Galeota, Jr.	Director	May 10, 2019
James J. Galeota, Jr.

/s/ Heather L. Mason	Director	May 10, 2019
Heather L. Mason

/s/ William T. McKee	Director	May 10, 2019
William T. McKee

/s/ Peter D. Staple	Director	May 10, 2019
Peter D. Staple

/s/ James L. Tyree	Director	May 10, 2019
James L. Tyree

3